EXHIBIT (10)(R)

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO AGREEMENT OF LEASE (hereinafter “Second Amendment”) made as of this 1st day of January AD 2005 between Harleysville, Ltd., a Pennsylvania limited partnership (hereinafter “Lessor”), and Harleysville Mutual Insurance Company, a Pennsylvania insurance corporation doing business at 355 Maple Avenue, Harleysville, PA 19438 (hereinafter “Lessee”).

WITNESSETH:

WHEREAS, Lessor and Lessee entered into a Lease Agreement dated as of January 1, 1995, for all that certain parcel of land, together with buildings and improvements erected thereon as set forth in Exhibit “A” to the Lease, which was amended by an Amendment to Lease Agreement dated as of January 1, 2000 (collectively “Lease”); and

WHEREAS, Lessor and Lessee desire to amend the Lease with regard its term and the amount of base rent to be paid.

NOW, THEREFORE, the parties hereto, for the mutual promises hereinafter contained, intending to be legally bound, do hereby agree as follows:

1.         Section 2 of the Lease shall be deleted in its entirety and the following substituted in its place:

“The term of this Lease shall be for a period of five (5) years commencing on January 1, 2005 and ending on December 31, 2009.”

2.         The first sentence of Section 3(a) of the Lease shall be deleted in its entirety and the following shall be inserted in its place:

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3.         “The base rent is Seventeen Dollars and Ninety-eight Cents ($17.98) per square foot of office space per year.”

4.         The first sentence of Section 3(b) of the Lease shall be deleted in its entirety and the following shall be inserted in its place:

“Lessee agrees to pay additional rent, the amount of which shall be equal to the cost of any additions, improvements or renovations, fully amortized over the life of the same, at an annual interest rate of ten per cent (10%).”

5.         All terms, conditions, and provisions of the Lease are hereby ratified and confirmed, excepted as amended herein.

IN WITNESS WHEREOF, the Lessor and the Lessee have set their hands and seals the day and year first above written.

Lessor: HARLEYSVILLE, LTD.
BY: HARLEYSVILLE GROUP INC., General Partner

Attest:	/s/ Robert A. Kauffman Robert A. Kauffman Senior Vice President, Secretary & General Counsel	BY:	/s/ Bruce J. Magee Bruce J. Magee Senior Vice President, CFO, and Assistant Secretary

BY: HARLEYSVILLE PREFERRED INSURANCE COMPANY, Limited Partner

Attest:	/s/ Robert A. Kauffman Robert A. Kauffman Secretary	BY:	/s/ Roger J. Beekley Roger J. Beekley Vice President

Lessee: HARLEYSVILLE MUTUAL INSURANCE COMPANY

Attest:	/s/ Robert A. Kauffman Robert A. Kauffman Senior Vice President, Secretary & General Counsel	BY:	/s/ Mark R. Cummins Mark R. Cummins Executive Vice President, Chief Investment Officer & Treasurer

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